UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SMEAD FUNDS TRUST
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PLEASE DO NOT DISREGARD THIS LETTER

Special Meeting of Shareholders ADJOURNED AGAIN

WE NEED YOUR PARTICIPATION

Dear Shareholder:

We have been trying to reach you regarding the Special Meeting of Shareholders of the Smead Funds Trust (the “Funds”). The Special Meeting of Shareholders was originally slated for March 10, 2023, but has been adjourned for a SECOND TIME until March 31, 2023 due to lack of shareholder participation. We are desperately trying to reach the necessary participation for the next meeting and still haven’t yet received your vote. You may think your vote is inconsequential, but your participation helps us to avoid costly additional adjournments and solicitations. Unfortunately, this is a government mandated process that requires a certain quorum to hold our meeting. We only have a certain timeframe in which to attain quorum and are running out of time. We need YOUR help!

Shareholders are being asked to approve the two proposals summarized below. (The full proxy statement is available for your review here: www.okapivote.com/Smead.)

The first proposal is to approve an amendment to the fundamental policy regarding industry concentration that would provide each Fund with the flexibility to adjust its policy on industry concentration to match the SEC definition of “concentration” if and when the SEC changes how it defines “concentration” in the future without having to incur the expense of another proxy vote.

The second proposal is to approve an amendment to the Trust’s Declaration of Trust to lower the quorum requirement for a shareholders’ meeting from 33-1/3% to 20%. The Funds have a wide shareholder base, which can make it very difficult to obtain a sufficient number of responses from shareholders to achieve a quorum at a shareholder meeting. Obtaining responses may require substantial time, money, and resources, which could result in considerable costs and expenses to the Funds. Please note that although the lower quorum requirement will allow for the approval of some matters by shareholders with fewer shares represented, certain other proposals will still require a higher number of shares to be voted to meet the threshold required to approve the proposal.

While to date, an overwhelming majority of the votes received have been cast in favor of the proposals, there are simply not sufficient shares voted to date to approve either Proposal.

In order for your vote to be represented, we must receive your voting instructions. EVEN IF IT IS PAST THE INDICATED MEETING DATE, PLEASE SUBMIT YOUR VOTE TODAY USING ONE OF THE FOLLOWING OPTIONS:

1.	By Internet

Follow the simple instructions on the enclosed proxy card.

2.	By Touchtone

Call the toll-free number located on your proxy card and follow the simple instructions.

3.	By Mail

Sign, Date, and Return this proxy card using the enclosed postage-paid envelope

If possible, please use either of the first two options to ensure your vote is captured in time for the meeting. If you have any questions, please call Okapi Partners, the Funds’ proxy solicitor, toll-free at (844) 343-2623. Representatives are available Monday - Friday 9:00am to 10:00pm (ET). Thank you for your continued support of the Funds and your assistance in this matter.